Exhibit 99.1
GOODRX REPORTS THIRD QUARTER 2024 RESULTS
SANTA MONICA, Calif. -- (November 7, 2024) -- GoodRx Holdings, Inc. (Nasdaq: GDRX) ("we," "us," "our," “GoodRx,” or
the “Company”), the leading prescription savings platform in the U.S., has released its financial results for the third quarter of
2024.
Third Quarter 2024 Highlights
•Revenue1 and Adjusted Revenue1 of $195.3 million
•Net income of $4.0 million; Net income margin of 2.0%
•Adjusted Net Income1 of $31.9 million; Adjusted Net Income Margin1 of 16.4%
•Adjusted EBITDA1 of $65.0 million; Adjusted EBITDA Margin1 of 33.3%
•Net cash provided by operating activities of $86.9 million
•Exited the quarter with over 7 million consumers of prescription-related offerings2
“In a world where there is increasing attention on medicine affordability and access, we believe the strategic high ground belongs to brands and companies that benefit patients and remove friction from a complicated healthcare ecosystem. At
GoodRx, that's our North Star and we believe it's enabled us to gain share in our category and strengthen our value proposition throughout 2024,” said Scott Wagner, Interim Chief Executive Officer of GoodRx. “We continue to build momentum on our programs with brand manufacturers and anticipate about 20% year-over-year top-line growth in our pharma manufacturer solutions offering for Q4 2024, and 20%+ for full year 2025. And while the retail pharmacy environment is experiencing short-term choppiness, we believe we continue to provide invaluable support to our partners by driving traffic and helping them meet their merchandising goals.”
1Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Income Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. For the third quarter of 2024, revenue, the most directly comparable financial measure calculated in accordance with GAAP, was equal to Adjusted Revenue and we expect revenue to equal Adjusted Revenue for the fourth quarter and full year of
2024. Revenue excluding the $10.0 million client contract termination payment represents Adjusted Revenue for the third quarter and full year 2023. Adjusted
EBITDA Margin and Adjusted Net Income Margin are defined as Adjusted EBITDA and Adjusted Net Income, respectively, divided by Adjusted Revenue.
Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable GAAP measures.
2Sum of Monthly Active Consumers (MACs) for Q3'24 and subscribers to our subscription plans as of September 30, 2024. Refer to Key Operating Metrics
below for definitions of Monthly Active Consumers and subscription plans.
Third Quarter 2024 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):
Revenue1 increased 8% to $195.3 million compared to $180.0 million. Adjusted Revenue1 increased 3% to $195.3 million compared to $190.0 million.
Prescription transactions revenue increased 4% to $140.4 million compared to $135.4 million, primarily driven by a 7%
increase in Monthly Active Consumers principally from organic growth, including expansion of our integrated savings program.
Subscription revenue decreased 8% to $21.3 million compared to $23.2 million, primarily driven by a decrease in the number of subscription plans due to the sunset of our partnership subscription program, Kroger Savings Club. Kroger
Savings Club contributed $2.1 million of subscription revenue in the third quarter 2023 and nil for the same period of 2024.
Pharma manufacturer solutions revenue increased 77% to $28.1 million compared to $15.9 million, primarily driven by a
$10.0 million client contract termination payment recognized as a reduction of revenue in the prior year quarter in connection with the restructuring of our pharma manufacturer solutions offering in the second half of 2023 (the “restructuring”). The year-over-year change was also driven by organic growth as we continued to expand our market penetration with pharma manufacturers and other customers, including ongoing growth in our point of sale discount programs, which fully offset the
$2.5 million decrease in revenue contribution from vitaCare Prescription Services, Inc., a solution we de-prioritized in connection with the restructuring.
Net income was $4.0 million compared to a net loss of $38.5 million. The year-over year change was primarily driven by restructuring related costs including accelerated amortization of certain intangible assets incurred in the prior year quarter in connection with the restructuring and the subsequent run rate savings. The impact from these drivers was partially offset by debt refinancing costs incurred in the current year quarter and changes in our income tax position. Net income margin was
2.0% compared to a net loss margin of 21.4%. Adjusted Net Income1 was $31.9 million compared to Adjusted Net Income1 of $25.5 million.
Exhibit 99.1
Adjusted EBITDA1 was $65.0 million compared to $53.5 million. The year-over-year change was primarily driven by top-line growth and run rate savings as a result of the restructuring.  Adjusted EBITDA Margin1 was 33.3% compared to 28.1%.
Cash Flow and Capital Allocation
Net cash provided by operating activities in the third quarter was $86.9 million compared to $60.3 million in the comparable period last year, driven by an increase in net income after adjusting for non-cash items and changes in operating assets and liabilities. Changes in operating assets and liabilities were principally driven by the timing of payments of prepaid services, accounts payable and accrued expenses, income tax payments and refunds, as well as collections of accounts receivable.
As of September 30, 2024, we had cash and cash equivalents of $423.8 million and total outstanding debt of $500.0 million.
As previously announced, in July 2024, we refinanced our debt to, among other things, establish a new $500.0 million term loan facility that matures on July 10, 2029 and extend the maturity date on $88.0 million of our $100.0 million revolving credit facility to April 10, 2029. Concurrent with the refinance, we repaid our then-existing term loan in full using all the proceeds from the new term loan (either in cash or via conversion) and cash on hand.
We are focused on a disciplined approach to capital allocation, centered on furthering our mission and creating shareholder value. Our capital allocation priorities are investing for profitable growth, paying down debt, buying back shares, and M&A that aligns with our strategic priorities. These capital allocation priorities support our long-term growth strategy while also providing flexibility to navigate near-term challenges.
Share Repurchases
During the third quarter of 2024, we repurchased 0.8 million shares of Class A common stock for an aggregate of $5.3 million. As of September 30, 2024, we had $290.2 million of unused authorized share repurchase capacity under our
$450.0 million share repurchase program that does not expire.
Guidance
For the fourth quarter and full year 2024, management is anticipating the following:

$ in millions	4Q 2024	4Q 2023	YoY Change
Revenue[1]	~$200	$196.6	~2%
Adjusted Revenue[1]	~$200	$196.6	~2%
Adjusted EBITDA Margin[3]	~34%	29.1%	~490 bps

$ in millions	FY 2024	FY 2023	YoY Change
Revenue[1]	~$794	$750.3	~6%
Adjusted Revenue[1]	~$794	$760.3	~4%
Adjusted EBITDA[3]	$255 - $260	$217.4	17% - 20%
“For the fourth quarter of 2024, we are guiding to revenue and Adjusted Revenue of approximately $200 million and
Adjusted EBITDA Margin of about 34%,” said Karsten Voermann, Chief Financial Officer. “While our full year 2024 revenue and Adjusted Revenue expectations are lower than what we previously indicated, we are confident we can achieve strong
Adjusted EBITDA of $255 to $260 million, up over 17% from 2023, and Adjusted EBITDA Margin of over 32%, up more than
340 basis points from 2023.”
“Our balance sheet and liquidity remained robust in the third quarter of 2024. Our capital allocation priorities are unchanged and we will continue to prioritize high return investments and maximizing value for shareholders,” concluded Voermann.
3Adjusted EBITDA Margin is Adjusted EBITDA divided by Adjusted Revenue. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA and Adjusted EBITDA Margin guidance to GAAP net income or loss and GAAP net income or loss margin, respectively, because we do not provide guidance for such GAAP measures due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA and Adjusted EBITDA Margin and their respective most directly comparable GAAP measures. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss and GAAP net income or loss margin.
Exhibit 99.1
Investor Conference Call and Webcast
GoodRx management will host a conference call and webcast today, November 7, 2024, at 5:00 a.m. Pacific Time (8:00
a.m. Eastern Time) to discuss the results and the Company’s business outlook.
To access the conference call, please pre-register using the following link:
https://register.vevent.com/register/BIe2e0d2e5ebec4cc3ae9f66e59492a2f5
Registrants will receive a confirmation with dial-in details and a unique passcode required to join.
The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying materials will be posted prior to the conference call.
Approximately one hour after completion of the live call, an archived version of the webcast will be available on the
Company’s investor relations website at https://investors.goodrx.com for at least 30 days.
Exhibit 99.1
About GoodRx
GoodRx is the leading prescription savings platform in the U.S. Trusted by more than 25 million consumers and 750,000 healthcare professionals annually, GoodRx provides access to savings and affordability options for generic and brand-name medications at more than 70,000 pharmacies nationwide, as well as comprehensive healthcare research and information.
Since 2011, GoodRx has helped consumers save over $75 billion on the cost of their prescriptions.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://
investors.goodrx.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.
Investor Contact
GoodRx
Aubrey Reynolds
ir@goodrx.com
Press Contact
GoodRx
Lauren Casparis
lcasparis@goodrx.com
Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future results of operations and financial position, industry and business trends, including the anticipated impact of retail pharmacy closures, our value proposition, consumer and partner perception and our position in the healthcare ecosystem/industry, our integrated savings programs, our business strategy and our ability to execute on our strategic priorities and value creation, our plans, market opportunity and long-term growth prospects, our capital allocation priorities, and our objectives for future operations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our general ability to continue to attract, acquire and retain consumers in a cost-effective manner; our significant reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and the significant impact of pricing structures negotiated by industry participants; our general inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants, including pharmacy benefit managers, pharmacies, and pharma manufacturers; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infectious disease, such as COVID-19; the accuracy of our estimate of our  addressable market and other operational metrics; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform or maintain and enhance our brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our dependence on our information technology systems and those of our third-party vendors, and risks related to any failure or significant disruptions thereof; risks related to government regulation of the internet, e-commerce, consumer data and privacy, information technology and cybersecurity; risks related to a decrease in consumer willingness to receive correspondence or any technical, legal or any other restrictions to send such correspondence; risks related to any failure to comply with applicable data protection, privacy and security, advertising and consumer protection laws, regulations, standards, and other requirements; our ability to utilize our net operating loss carryforwards and certain other tax attributes;
the risk that we may be unable to realize expected benefits from our restructuring and cost reduction efforts; our ability to attract, develop, motivate and retain well-qualified employees; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites or any undetected errors or design faults; our reliance on third-party platforms to distribute our platform and offerings, including software as-a-service technologies;
systems failures or other disruptions in the operations of these parties on which we depend; risks related to climate change;
the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; litigation related risks; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to general economic factors, natural disasters or other unexpected events; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; risks related to the recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending which may adversely affect our business, financial condition and results of operations; as well as the other important factors discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our other filings with the Securities and
Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Exhibit 99.1
Key Operating Metrics
Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active
Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offering. When presented for a period longer than a month, Monthly Active
Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition.
Subscription plans represent the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club, which sunset in July 2024. Each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.
We exited the third quarter of 2024 with over 7 million prescription-related consumers that used GoodRx across our prescription transactions and subscription offerings. Our prescription-related consumers represent the sum of Monthly Active
Consumers for the three months ended September 30, 2024 and subscribers to our subscription plans as of September 30,
2024.

	Three Months Ended
(in millions)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Monthly Active Consumers	6.5	6.6	6.7	6.4	6.1	6.1	6.1

	As of
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Subscription plans	701	696	778	884	930	969	1,007
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	(in thousands, except par values)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$423,777	$672,296
Accounts receivable, net	130,803	143,608
Prepaid expenses and other current assets	72,220	56,886
Total current assets	626,800	872,790
Property and equipment, net	13,625	15,932
Goodwill	410,769	410,769
Intangible assets, net	54,061	60,898
Capitalized software, net	119,898	95,439
Operating lease right-of-use assets, net	28,842	29,929
Deferred tax assets, net	65,910	65,268
Other assets	34,941	37,775
Total assets	$1,354,846	$1,588,800
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$12,391	$36,266
Accrued expenses and other current liabilities	92,677	71,329
Current portion of debt	3,750	8,787
Operating lease liabilities, current	5,543	6,177
Total current liabilities	114,361	122,559
Debt, net	487,593	647,703
Operating lease liabilities, net of current portion	47,681	48,403
Other liabilities	8,777	8,177
Total liabilities	658,412	826,842
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	38	40
Additional paid-in capital	2,144,149	2,219,321
Accumulated deficit	(1,447,753)	(1,457,403)
Total stockholders' equity	696,434	761,958
Total liabilities and stockholders' equity	$1,354,846	$1,588,800
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$195,251	$179,958	$593,741	$553,621
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	11,684	18,721	36,022	51,755
Product development and technology	30,139	39,611	92,010	103,804
Sales and marketing	89,867	91,615	273,285	247,577
General and administrative	25,619	35,317	94,316	95,144
Depreciation and amortization	17,535	33,024	50,442	64,060
Total costs and operating expenses	174,844	218,288	546,075	562,340
Operating income (loss)	20,407	(38,330)	47,666	(8,719)
Other expense, net:
Other expense	(2,660)	(2,200)	(2,660)	(4,008)
Loss on extinguishment of debt	(2,077)	—	(2,077)	—
Interest income	4,797	8,649	18,686	23,697
Interest expense	(12,355)	(14,720)	(41,564)	(41,907)
Total other expense, net	(12,295)	(8,271)	(27,615)	(22,218)
Income (loss) before income taxes	8,112	(46,601)	20,051	(30,937)
Income tax (expense) benefit	(4,147)	8,106	(10,401)	47,938
Net income (loss)	$3,965	$(38,495)	$9,650	$17,001
Earnings (loss) per share:
Basic	$0.01	$(0.09)	$0.03	$0.04
Diluted	$0.01	$(0.09)	$0.02	$0.04
Weighted average shares used in computing earnings (loss) per share:
Basic	379,667	413,437	385,553	412,698
Diluted	388,504	413,437	393,477	416,450

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$86	$146	$226	$487
Product development and technology	6,384	6,829	18,491	22,952
Sales and marketing	9,725	10,273	27,248	11,665
General and administrative	10,186	15,398	32,102	40,938
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income	$9,650	$17,001
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,442	64,060
Loss on extinguishment of debt	2,077	—
Amortization of debt issuance costs	2,076	2,539
Non-cash operating lease expense	2,981	3,022
Stock-based compensation expense	78,067	76,042
Deferred income taxes	(642)	(57,989)
Loss on operating lease assets	—	374
Loss on disposal of capitalized software	—	7,615
Loss on minority equity interest investment	—	4,008
Changes in operating assets and liabilities
Accounts receivable	12,805	(4,005)
Prepaid expenses and other assets	(12,268)	(29,867)
Accounts payable	(23,167)	14,515
Accrued expenses and other current liabilities	19,778	26,071
Operating lease liabilities	(3,250)	(1,460)
Other liabilities	600	498
Net cash provided by operating activities	139,149	122,424
Cash flows from investing activities
Purchase of property and equipment	(1,078)	(634)
Capitalized software	(52,625)	(42,260)
Net cash used in investing activities	(53,703)	(42,894)
Cash flows from financing activities
Proceeds from long-term debt	472,033	—
Payments on long-term debt	(639,038)	(5,272)
Payments of debt issuance costs	(2,673)	—
Repurchases of Class A common stock	(158,657)	(26,149)
Proceeds from exercise of stock options	18,435	4,385
Employee taxes paid related to net share settlement of equity awards	(24,922)	(15,403)
Proceeds from employee stock purchase plan	857	649
Net cash used in financing activities	(333,965)	(41,790)
Net change in cash and cash equivalents	(248,519)	37,740
Cash and cash equivalents
Beginning of period	672,296	757,165
End of period	$423,777	$794,905
Exhibit 99.1
Non-GAAP Financial Measures
Adjusted Revenue and metrics presented as a percentage of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA
Margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis to arrive at adjusted operating income. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."
We define Adjusted Revenue for a particular period as revenue excluding client contract termination costs associated with restructuring related activities. We exclude these costs from revenue because we believe they are not indicative of past or future underlying performance of the business.
We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted
EBITDA as a percentage of Adjusted Revenue.
We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions and restructuring activities, acquisition related expenses, stock-
based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, other expense, and as further adjusted for estimated income tax on such adjusted items. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP and any subsequent releases of the valuation allowance, and (ii) all tax benefits/expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation.
Adjusted Net Income Margin represents Adjusted Net Income as a percentage of Adjusted Revenue.
Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our
GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per
Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.
We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at adjusted operating income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions and restructuring activities, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, charitable stock donation, and gain on sale of business. Adjusted operating income is Adjusted Revenue less non-GAAP costs and operating expenses.
We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted
Revenue, Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted Revenue, Adjusted
EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.
The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain costs that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.
Exhibit 99.1
The following table presents a reconciliation of net (loss) income and revenue, the most directly comparable financial measures calculated in accordance with GAAP, to
Adjusted EBITDA and Adjusted Revenue, respectively, and presents net (loss) income margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

(dollars in thousands)
	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended December 31,	Year Ended December 31,
	2024	2023	2024	2023	2024	2023	2024	2023	2023	2023
Net (loss) income	$(1,009)	$(3,290)	$6,694	$58,786	$3,965	$(38,495)	$9,650	$17,001	$(25,869)	$(8,868)
Adjusted to exclude the following:
Interest income	(7,555)	(7,234)	(6,334)	(7,814)	(4,797)	(8,649)	(18,686)	(23,697)	(8,474)	(32,171)
Interest expense	14,643	13,133	14,566	14,054	12,355	14,720	41,564	41,907	14,821	56,728
Income tax expense (benefit)	1,302	6,886	4,952	(46,718)	4,147	(8,106)	10,401	(47,938)	1,234	(46,704)
Depreciation and amortization	15,942	14,939	16,965	16,097	17,535	33,024	50,442	64,060	43,608	107,668
Other expense	—	1,808	—	—	2,660	2,200	2,660	4,008	—	4,008
Loss on extinguishment of debt	—	—	—	—	2,077	—	2,077	—	—	—
Financing related expenses	440	—	392	—	66	—	898	—	—	—
Acquisition related expenses	174	1,056	174	385	65	162	413	1,603	174	1,777
Restructuring related expenses	(125)	—	566	—	—	22,389	441	22,389	4,634	27,023
Legal settlement expenses	13,000	—	—	—	—	3,000	13,000	3,000	(2,900)	100
Stock-based compensation expense	25,096	25,499	26,590	17,897	26,381	32,646	78,067	76,042	28,778	104,820
Payroll tax expense related to stock- based compensation	879	440	847	405	510	580	2,236	1,425	268	1,693
Loss on operating lease assets	—	—	—	374	—	—	—	374	979	1,353
Adjusted EBITDA	$62,787	$53,237	$65,412	$53,466	$64,964	$53,471	$193,163	$160,174	$57,253	$217,427

Revenue	$197,880	$183,986	$200,610	$189,677	$195,251	$179,958	$593,741	$553,621	$196,644	$750,265
Adjusted to exclude the following:
Client contract termination costs	—	—	—	—	—	10,000	—	10,000	—	10,000
Adjusted Revenue	$197,880	$183,986	$200,610	$189,677	$195,251	$189,958	$593,741	$563,621	$196,644	$760,265
Net (loss) income margin	(0.5%)	(1.8%)	3.3%	31.0%	2.0%	(21.4%)	1.6%	3.1%	(13.2%)	(1.2%)
Adjusted EBITDA Margin	31.7%	28.9%	32.6%	28.2%	33.3%	28.1%	32.5%	28.4%	29.1%	28.6%
Exhibit 99.1
The following tables present a reconciliation of net income (loss) and revenue and calculations of net income (loss) margin and earnings (loss) per share, the most directly comparable financial measures calculated in accordance with GAAP, to
Adjusted Net Income, Adjusted Revenue, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$3,965	$(38,495)	$9,650	$17,001
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions and restructuring activities	1,961	21,561	6,837	32,769
Other expense	2,660	2,200	2,660	4,008
Loss on extinguishment of debt	2,077	—	2,077	—
Financing related expenses	66	—	898	—
Acquisition related expenses	65	162	413	1,603
Restructuring related expenses	—	22,389	441	22,389
Legal settlement expenses	—	3,000	13,000	3,000
Stock-based compensation expense	26,381	32,646	78,067	76,042
Payroll tax expense related to stock-based compensation	510	580	2,236	1,425
Loss on operating lease assets	—	—	—	374
Income tax effects of excluded items and adjustments for valuation allowance and excess tax benefits/deficiencies from equity awards	(5,749)	(18,502)	(19,385)	(75,168)
Adjusted Net Income	$31,936	$25,541	$96,894	$83,443
Revenue	$195,251	$179,958	$593,741	$553,621
Adjusted to exclude the following:
Client contract termination costs	—	10,000	—	10,000
Adjusted Revenue	$195,251	$189,958	$593,741	$563,621
Net income (loss) margin	2.0%	(21.4%)	1.6%	3.1%
Adjusted Net Income Margin	16.4%	13.4%	16.3%	14.8%
Weighted average shares used in computing earnings (loss) per share:
Basic	379,667	413,437	385,553	412,698
Diluted	388,504	413,437	393,477	416,450
Earnings (loss) per share:
Basic	$0.01	$(0.09)	$0.03	$0.04
Diluted	$0.01	$(0.09)	$0.02	$0.04
Weighted average shares used in computing Adjusted Earnings Per Share:
Basic	379,667	413,437	385,553	412,698
Diluted	388,504	420,592	393,477	416,450
Adjusted Earnings Per Share:
Basic	$0.08	$0.06	$0.25	$0.20
Diluted	$0.08	$0.06	$0.25	$0.20
Exhibit 99.1
The following table presents (i) each non-GAAP, or adjusted, cost and expense and operating income (loss) measure together with its most directly comparable financial measure calculated in accordance with GAAP; and (ii) each adjusted cost and expense and adjusted operating income as a percentage of Adjusted Revenue together with each GAAP cost and expense and operating income (loss) as a percentage of revenue, the most directly comparable financial measure calculated in accordance with GAAP:

							(dollars in thousands)

	GAAP		Adjusted		GAAP		Adjusted
	Three Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023	2024	2023	2024	2023
Cost of revenue	$11,684	$18,721	$11,596	$15,688	$36,022	$51,755	$36,093	$48,365
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	6%	10%	6%	8%	6%	9%	6%	9%
Product development and technology	$30,139	$39,611	$23,545	$24,046	$92,010	$103,804	$72,210	$71,426
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	15%	22%	12%	13%	15%	19%	12%	13%
Sales and marketing	$89,867	$91,615	$79,961	$80,389	$273,285	$247,577	$245,109	$234,806
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	46%	51%	41%	42%	46%	45%	41%	42%
General and administrative	$25,619	$35,317	$15,185	$16,364	$94,316	$95,144	$47,166	$48,850
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	13%	20%	8%	9%	16%	17%	8%	9%
Depreciation and amortization	$17,535	$33,024	$15,574	$11,463	$50,442	$64,060	$43,605	$31,291
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	9%	18%	8%	6%	8%	12%	7%	6%
Operating income (loss)	$20,407	$(38,330)	$49,390	$42,008	$47,666	$(8,719)	$149,558	$128,883
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	10%	(21%)	25%	22%	8%	(2%)	25%	23%
Exhibit 99.1
The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense and operating income (loss)
measure to its most directly comparable financial measure calculated in accordance with GAAP:

			(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$195,251	$179,958	$593,741	$553,621
Restructuring related expenses	—	10,000	—	10,000
Adjusted Revenue	$195,251	$189,958	$593,741	$563,621

Cost of revenue	$11,684	$18,721	$36,022	$51,755
Restructuring related expenses	—	(2,878)	311	(2,878)
Stock-based compensation expense	(86)	(146)	(226)	(487)
Payroll tax expense related to stock-based compensation	(2)	(9)	(14)	(25)
Adjusted cost of revenue	$11,596	$15,688	$36,093	$48,365

Product development and technology	$30,139	$39,611	$92,010	$103,804
Acquisition related expenses	(10)	(24)	(62)	(303)
Restructuring related expenses	—	(8,403)	(112)	(8,403)
Stock-based compensation expense	(6,384)	(6,829)	(18,491)	(22,952)
Payroll tax expense related to stock-based compensation	(200)	(309)	(1,135)	(720)
Adjusted product development and technology	$23,545	$24,046	$72,210	$71,426

Sales and marketing	$89,867	$91,615	$273,285	$247,577
Acquisition related expenses	(55)	—	(351)	—
Restructuring related expenses	—	(838)	(114)	(838)
Stock-based compensation expense	(9,725)	(10,273)	(27,248)	(11,665)
Payroll tax expense related to stock-based compensation	(126)	(115)	(463)	(268)
Adjusted sales and marketing	$79,961	$80,389	$245,109	$234,806

General and administrative	$25,619	$35,317	$94,316	$95,144
Financing related expenses	(66)	—	(898)	—
Acquisition related expenses	—	(138)	—	(1,300)
Restructuring related expenses	—	(270)	(526)	(270)
Legal settlement expenses	—	(3,000)	(13,000)	(3,000)
Stock-based compensation expense	(10,186)	(15,398)	(32,102)	(40,938)
Payroll tax expense related to stock-based compensation	(182)	(147)	(624)	(412)
Loss on operating lease assets	—	—	—	(374)
Adjusted general and administrative	$15,185	$16,364	$47,166	$48,850

Depreciation and amortization	$17,535	$33,024	$50,442	$64,060
Amortization of intangibles related to acquisitions and restructuring activities	(1,961)	(21,561)	(6,837)	(32,769)
Adjusted depreciation and amortization	$15,574	$11,463	$43,605	$31,291

Operating income (loss)	$20,407	$(38,330)	$47,666	$(8,719)
Amortization of intangibles related to acquisitions and restructuring activities	1,961	21,561	6,837	32,769
Financing related expenses	66	—	898	—
Acquisition related expenses	65	162	413	1,603
Restructuring related expenses	—	22,389	441	22,389
Legal settlement expenses	—	3,000	13,000	3,000
Exhibit 99.1

Stock-based compensation expense	26,381	32,646	78,067	76,042
Payroll tax expense related to stock-based compensation	510	580	2,236	1,425
Loss on operating lease assets	—	—	—	374
Adjusted operating income	$49,390	$42,008	$149,558	$128,883